EXHIBIT 23.4
                                                                   ------------

[GRAPHIC OMITTED - LOGO]
 NETHERLAND, SEWELL
 & ASSOCIATES, INC.
 -------------------




CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference, in this Registration Statement of EnCana Corporation (the "Registrant") on Form S-8, of the Annual Report of the Registrant on Form 40-F, dated February 23, 2007, for the year ended December 31, 2006, which document makes reference to our firm and our reports evaluating a portion of the Registrants petroleum and natural gas reserves as of December 31, 2006.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ C.H. Scott Rees III
                                           ---------------------------------
                                           C.H. (Scott) Rees III, P.E
                                           President and Chief Operating Officer


Dallas, Texas
February 23, 2007